Consent of Independent Registered Public Accounting Firm

Image Metrics, Inc.
Santa Monica, California

We hereby consent to the use in the Registration Statement on Form S-1/A of our report dated February 22, 2011, relating to the consolidated financial statements of Image Metrics, Inc., which is contained in that Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
Los Angeles, California

June 17, 2011